UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 5, 2005

(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24218	95-4782077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6922 Hollywood Boulevard

12th Floor

Los Angeles, California 90028

(Address of principal executive offices) (Zip Code)

(323) 817-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 6, 2005, the Company announced the appointment of Mike McKee as its Chief Operating Officer and President of Interactive Program Guides for a three-year term effective October 5, 2005 through October 4, 2008. Mr. McKee, age 51, had been Chief Operating Officer of the Company’s Consumer Electronics division since April 2005. Mr. McKee joined the Company in 1997 as President of the Superstar/Netlink Group.

Under the terms of his agreement with the Company, Mr. McKee will receive an annualized base salary of $700,000, subject to annual increase (not less than 5%) as determined by the Company. Mr. McKee will be eligible to receive a discretionary annual bonus to be targeted at 50% of his annualized base salary. If the Company terminates Mr. McKee’s employment for any reason other than cause, death or disability or if Mr. McKee terminates his employment for good reason, Mr. McKee would be placed on contract payout status under which he may elect either to remain employed by the Company during a transitional period or receive a negotiated lump-sum payment. Any unvested stock options granted to Mr. McKee prior to April 1, 2005 would vest in full and be exercisable for two years after such termination. Any stock options granted on or after April 1, 2005 would vest and be exercisable in accordance with the terms of the controlling stock option plan and stock option agreement. The employment agreement contains customary confidentiality, non-competition, non-solicitation, cooperation and indemnification provisions.

On October 5, 2005, the Company announced the appointment of Scott Crystal as President of TV Guide Publishing Group as a permanent successor to John Loughlin. Mr. Crystal will serve in this position for a three-year term effective October 17, 2005 through October 16, 2008. Mr. Crystal, age 49, had served as Senior Vice President and Publisher of TV Guide Publishing Group since December 2002. Prior to joining the Company, Mr. Crystal, from 2000 to 2002, served first as executive vice president and publishing director of the Consumer Magazine Group at Ziff Davis Media, Inc. and then as president and CEO of the Business Innovator Group of Gruner & Jahr USA Publishing. Prior to joining Ziff Davis Media, Inc., Mr. Crystal was vice president and publishing director at National Geographic Society, Inc. from 1994 to 2000.

Under the terms of his agreement with the Company, Mr. Crystal will receive an annualized base salary of $700,000 during the first year of his term, which will increase to $740,000 and $780,000 during the second and third years of his term, respectively. Mr. Crystal will be eligible to receive an annual discretionary bonus to be targeted at 50% of his annualized base salary. Mr. Crystal will receive a one-time option grant to purchase 100,000 shares of the Company’s common stock, which will vest in equal installments over a five-year period. Mr. Crystal will also receive a one-time sign-on bonus in the amount of $100,000. If the Company terminates Mr. Crystal’s employment for any reason other than cause, death or disability, or if Mr. Crystal terminates his employment for good reason, Mr. Crystal would be placed on contract payout status under which he may elect either to remain employed by the Company during a transitional period or receive a negotiated lump-sum payment. The employment agreement contains customary confidentiality, non-competition, non-solicitation, cooperation and indemnification provisions.

The press releases issued by the Company announcing the appointments of Mr. McKee and Mr. Crystal are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 6, 2005.

99.2	Press Release dated October 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/s/ STEPHEN H. KAY
Stephen H. Kay
Executive Vice President, General Counsel and Secretary

Date: October 12, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 6, 2005.

99.2	Press Release dated October 5, 2005.